UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Atheros Communications, Inc. (“Atheros”) was held on May 21, 2010. At the annual meeting, the following matters were voted upon and approved by the stockholders:

1. The election of three (3) Class I directors to serve for a three-year term until the 2013 annual meeting of stockholders. The results of the voting were as follows:

a. Charles E. Harris

Number of shares voted FOR	52,486,838
Number of shares WITHHOLDING AUTHORITY	2,715,287
Number of Broker Non-Votes	8,090,324

b. Marshall L. Mohr

Number of shares voted FOR	54,878,736
Number of shares WITHHOLDING AUTHORITY	323,389
Number of Broker Non-Votes	8,090,324

c. Andrew S. Rappaport

Number of shares voted FOR	48,654,174
Number of shares WITHHOLDING AUTHORITY	6,547,951
Number of Broker Non-Votes	8,090,324

The other directors whose terms of office as directors have continued after the annual meeting are:

Daniel A. Artusi, Craig H. Barratt, John L. Hennessy, Christine King, Teresa H. Meng, and Willy C. Shih.

2. Ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of Atheros for the fiscal year ending December 31, 2010. The results of the voting were as follows:

Number of shares voted FOR	63,216,073
Number of shares voted AGAINST	60,574
Number of shares ABSTAINING	15,802
Number of Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010

ATHEROS COMMUNICATIONS, INC.

By:	/S/ JACK R. LAZAR
Name:	Jack R. Lazar
Title:	Vice President of Corporate Development and Chief Financial Officer

3